EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-157760-01 on Form S-3 of our reports dated September 26, 2011, relating to the financial statements of Ferrellgas Finance Corp., appearing in this Annual Report on Form 10-K of Ferrellgas Finance Corp. for the year ended July 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
September 26, 2011